Exhibit 99.1

Greenwave Technology Solutions Successfully Restructures Debt to Facilitate Continued Growth

Company Not Required to Make Cash Payments on Senior Secured Notes until July 31, 2024

Quarterly-Cash Covenants Waived until September 30, 2024

Greenwave’s Second American Pulverizer 60x85 Shredder Expected to Double Company’s Ferrous Metal Processing Capacity in the Coming Weeks

Company Intends to Utilize Additional Cashflow to Aggressively Grow Operations

(Chesapeake, VA) March 19, 2024 – Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) (Nasdaq: GWAV), a leading operator of metal recycling facilities in Virginia, North Carolina, and Ohio, today announced that it has successfully restructured its senior secured debt to facilitate growth. The senior secured note holders have waived the quarterly-cash covenants until September 30, 2024, as well as monthly amortization payments until July 31, 2024.

Greenwave recently received notification from Dominion Energy that its second automotive shredder is scheduled to be connected to the power grid no later than April 9, 2024, and will commence operations shortly thereafter. The Company’s second automotive shredder is expected to double Greenwave’s ferrous metal processing capacity.

The Company’s existing automotive shredder – an American Pulverizer 60x85 – is the same make and model as its second one, providing the Company expertise in its operation and maintenance. By shredding the steel which we currently sell unshredded, we anticipate that we will be able to generate approximately 30% more revenue, with significant margins on that steel volume.

Greenwave expects to generate record revenues based upon a record volume of steel processed thus far in 2024. The Company expects to utilize the additional cashflows from restructuring its debt to aggressively grow its operations.

“We appreciate the continued support of our shareholders and debtholders at this inflection point in Greenwave’s growth,” stated Greenwave CEO Danny Meeks. “Our second shredder provides the infrastructure for the Company to significantly scale our ferrous metal volume and revenues. We are simultaneously working to bring our copper extraction unit online as quickly as possible to further enhance the recovery yields – and cashflows – of our downstream recovery system. We are looking forward to an exciting next several months and reporting back on our progress.”

For more information, please see the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 18, 2024.

About Greenwave

Greenwave Technology Solutions, Inc., through its wholly owned subsidiary Empire Services, Inc.

(“Empire”), is a leading operator of 13 metal recycling facilities in Virginia, North Carolina, and Ohio. The Company’s recycling facilities collect, classify, and process raw scrap metal (ferrous and nonferrous) and implement several unique technologies to increase metal processing volumes and operating efficiencies, including a downstream recovery system and cloud-based ERP system.

Steel is one of the world’s most recycled products with the ability to be re-melted and re-cast numerous times. Recycling steel provides key environmental benefits over virgin metals, including reduced energy use, lower CO2 emissions, lower waste, and conserving natural resources. Greenwave’s customers include large corporations, industrial manufacturers, retail customers, and government organizations. The Company plans to aggressively expand its footprint of locations by acquiring independent, profitable scrap yards in the coming months. For more information, please visit www.GWAV.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about its revenue growth, opening of additional locations, margin expansion and cashflow projections. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, the Company can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control), assumptions and other factors that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for the Company’s common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Info:

(800) 490-5020

Info@GWAV.com